UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 9, 2025

Date of Report (Date of earliest event reported)

GIVBUX, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-52142	84-1609495
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. employer identification number)

2751 W Coast Hwy, Suite 200 Newport Beach, California	92663
(Address of principal executive offices)	(Zip Code)

+1 844-448-2899

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s):	Name of Exchange on which Registered:
Common Stock Par Value $0.001 per share	GBUX	OTC Markets Group, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement.

On May 13, 2025 GivBux, Inc. entered into a Share Exchange Agreement with Charter House Financial AU, a Nevada corporation, whereby GivBux, Inc. will issue up to five (5,000,000) million shares of restricted to Charter House in exchange for 100% of the private company. One hundred thousand (100,000) shares of restricted common stock are immediately deliverable and the transaction will close on July 13, 2025 pending completion of all due diligence pre requisites.

Item 9.01 Exhibit List

The material Transaction Documents Include: (1) Securities Purchase Agreement; (2) Warrant Agreement; (3) Registration Rights Agreement; and (4) Security Agreement included as exhibits herewith.

Exhibit 9.01	Share Exchange Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GIVBUX, INC.

Date: June 18, 2025	By:	/s/ Umesh Singh
	Name:	Umesh Singh
	Title:	President and Chief Executive Officer